      CLASS B WARRANT

For the Purchase of Common Stock, Par Value $.001 per Share, of EMILY ANNIE, INC.

(Incorporated Under the Laws of the State of New York)

Void After 5 p.m.             , 19

No.       Warrant to Purchase        Shares


          THIS IS TO CERTIFY, that, for value received, the warrant holder or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, from the Closing Date (as hereinafter defined), and at
any time prior to 5 p.m., New York Time, on           , but not thereafter, to
purchase the number of shares set forth above (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of Emily Annie, Inc., a New York corporation (the "Corporation"), from the Corporation upon payment to the Corporation of $6.00 per share (the "Purchase Price") if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased. This Warrant is one of a class of warrants ("the Warrants") initially exercisable for the purchase of 40,000 shares of the Corporation.

ARTICLE I - TERMS OF THE WARRANT

          Section 1.1. Subject to the provisions of Section 2.1 hereof, this Warrant may be exercised at any time and from time to time during a four
(4) year period commencing from the Closing Date of this offering once the corresponding Class A Warrant has been exercised (the "Exercise Commencement Date") (the "Expiration Time"). If this Warrant is not exercised on or before the Expiration Time it shall become void, and all rights hereunder shall thereupon cease.

     Section 1.2. (1) The holder of this Warrant (the "Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Corporation's transfer Agent ("Transfer Agent"), Oxford Transfer & Registrar Agency, 1130 S.W. Morrison, Suite 250, Portland, Oregon 97205, together with the full purchase price for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal of express money order payable in United States dollars to the order of the Corporation, and upon compliance with and subject to the conditions set forth herein.

          (2) Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Corporation shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery of such certificates to the Holder or its nominee.

          (3) In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Corporation shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

          (4) The Corporation covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant.
The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Corporation shall not be required to issue such Shares.

          Section 1.3. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, he shall make such request in writing delivered to the Corporation at its corporate office and shall surrender this Warrant and any other Warrants to be so spit-up, combined or exchanged at said office. Upon any such surrender for a split-up, combination or exchange, the Corporation shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Corporation shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Corporation may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

          Section 1.4. Prior to due presentment for registration of transfer of this Warrant, the Corporation may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

          Section 1.5. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Transfer Agent at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Corporation shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the corporate office of the Corporation together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

          Section 1.6. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Corporation.

          Section 1.7. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Corporation, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

          Section 1.8.     (1)     The Corporation covenants and agrees that
at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized Shares as are sufficient to permit the exercise in full of this Warrant.

          (2) The Corporation covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, non-assessable and free of preemptive rights.

          Section 1.9. This Warrant and the shares issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as
amended ("the Act"), on Form SB-2, SEC File No.           (the "Registration
Statement").


ARTICLE II - OTHER MATTERS

          Section 2.1. The Corporation will from time to time promptly pay, subject to the provisions of paragraph (4) of Section 1.2 hereof, all taxes and charges that may be imposed upon the Corporation in respect of the issuance or delivery of this Warrant or the Shares purchasable upon the exercise of this Warrant.

          Section 2.2. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder.

          Section 2.3. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Corporation shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Corporation, as follows:

                         EMILY ANNIE, INC.
                         392 Central Park West
New York, New York 10005

          Notices to the Holder provided for in this Warrant shall be deemed given or made by the Corporation if sent by certified or registered mail, return receipt requested, postage prepaid and addressed to the Holder of his last known address as it shall appear on the books of the Corporation.

          Section 2.4. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York.

          Section 2.5. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Corporation and its successors and of the Holder, its successors and, if permitted, its assignees.

          Section 2.6. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.


          IN WITNESS WHEREOF, this Warrant has been duly executed by the
Corporation under its corporate seal as of the       day of            , 199 .


                                   EMILY ANNIE, INC.



                                BY:
                                   Emily Putterman, President



[CORPORATE SEAL]


Attest:


 Secretary